 SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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☒	Preliminary Proxy Statement
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by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SENESCO TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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SENESCO TECHNOLOGIES, INC.

721 Route 202/206, Suite 130

Bridgewater, New Jersey 08807

To Our Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders of Senesco Technologies, Inc. at 10:00 A.M., local time, on August 22, 2013, at the offices of Morgan, Lewis & Bockius LLP at 101 Park Avenue, New York, NY 10178.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by voting as soon as possible, by signing, dating and returning your proxy card in the enclosed envelope, which requires no postage if mailed in the United States. You may also vote electronically via the Internet or by telephone. Your stock will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

Sincerely,

/s/ Harlan W. Waksal, M.D.

Harlan W. Waksal, M.D.
Chairman of the Board

SENESCO TECHNOLOGIES, INC.

721 Route 202/206, Suite 130

Bridgewater, New Jersey 08807

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held August 22, 2013

The Special Meeting of Stockholders (the “Meeting”) of Senesco Technologies, Inc., a Delaware corporation (the “Company”), will be held at the offices of Morgan, Lewis & Bockius LLP at 101 Park Avenue, New York, NY 10178 on August 22, 2013, at 10:00 A.M., local time, for the following purpose. Capitalized terms are defined in the attached proxy statement.

1.	To authorize our Board of Directors to effect one reverse stock split of our outstanding common stock, $0.01 par value per share, at any ratio up to 1-for-100, during the Company’s 2014 fiscal year ending June 30, 2014.

2.	To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The holders of common stock (the “Stockholders”) of record at the close of business on July 2, 2013 (the “Record Date”), are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such Stockholders will be open to the examination of any Stockholder at the Company’s principal executive offices at 721 Route 202/206, Suite 130, Bridgewater, New Jersey 08807 for a period of ten (10) days prior to the Meeting and at the New York offices of Morgan, Lewis & Bockius LLP on the day of the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting; provided, however, if the adjournment is for more than thirty (30) days after the date of the Meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting is required to be given to each Stockholder.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. You may also vote electronically via the Internet or by telephone. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

Important Notice Regarding the Availability of

Proxy Materials for the Special Meeting of Stockholders to be held on August 22, 2013

Our proxy statement is attached. Financial and other information concerning our company is contained in our Annual Report for the fiscal year ended June 30, 2012. Pursuant to new rules promulgated by the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement is available at https://materials.proxyvote.com/817208.

By Order of the Board of Directors

/s/ Joel Brooks

Joel Brooks

Secretary

Bridgewater, New Jersey

July 17, 2013

SENESCO TECHNOLOGIES, INC.

721 Route 202/206, Suite 130

Bridgewater, New Jersey 08807

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the board of directors, or the board, of Senesco Technologies, Inc., a Delaware corporation, referred to herein as the Company, Senesco, we, us or our, of proxies to be voted at our special meeting of stockholders to be held on August 22, 2013, referred to herein as the Meeting, at the offices of Morgan, Lewis & Bockius LLP at 101 Park Avenue, New York, NY 10178, at 10:00 A.M., local time, and at any adjournment or adjournments thereof. The holders of record of our common stock, $0.01 par value per share, also referred to herein as common stock, as of the close of business on July 2, 2013, also referred to herein as the Record Date, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of the Record Date, there were 227,206,174 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one (1) vote on any matter presented at the Meeting.

If proxies in the accompanying form are properly voted and received, the shares of our common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of our common stock represented by the proxies will be voted:

1.	FOR the authorization of our Board of Directors to effect one reverse stock split of our outstanding common stock, $0.01 par value per share, in any ratio up to 1-for-100, during the Company’s 2014 fiscal year ending June 30, 2014;

2.	In the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof.

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by timely delivery of a later dated proxy (including a telephone or Internet vote), by delivering a written notice of your revocation addressed to and received by our Corporate Secretary or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

The presence, in person or by proxy, of holders of shares of our common stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum.

Proposal No. 1—Approval of Reverse Split. Approval of the authorization of our Board of Directors to effect the reverse stock split in any ratio up to 1-for-100 requires the affirmative vote of our stockholders representing a majority of the shares of common stock outstanding as of the Record Date. Brokers are authorized to vote without instructions on this proposal. Abstentions will have the same effect as voting against the proposal. Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether the foregoing Proposal is approved.

Your vote is very important. All properly completed proxy cards delivered pursuant to this solicitation, whether via mail, telephone or the Internet, and not revoked will be voted at the Meeting in accordance with the directions given. You may vote in favor of, against, or you may abstain from, voting on the proposal. You should specify your respective choice on the proxy card. If you do not give specific instructions with regard to the matters to be voted upon, the shares of common stock represented by your completed proxy card will be voted in accordance with the board of directors’ recommendation. We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

You may revoke your proxy and reclaim your right to vote up to and including the day of the Meeting by giving written notice of your revocation to the Secretary of Senesco, by timely delivery of a later dated proxy (including a telephone or Internet vote) or by voting in person at the Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Secretary, Senesco Technologies, Inc., 721 Route 202/206, Suite 130, Bridgewater, New Jersey 08807.

On or about July 17, 2013, this proxy statement, together with the related proxy card, is being mailed to our stockholders of record as of the Record Date.

Our common stock is quoted on the OTCQB Marketplace, operated by the OTC Markets Group, under the symbol “SNTI”. On July 2, 2013, the Record Date, the closing price for the common stock as reported by OTCQB Marketplace was $0.03 per share.

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PROPOSAL

BOARD AUTHORIZATION TO EFFECT REVERSE STOCK SPLIT

On March 28, 2013, our stockholders authorized our Board of Directors to effect a reverse stock split of all outstanding shares of our Common Stock at any ratio up to 1-for-20. Our Board of Directors now proposes that our stockholders approve a proposal to authorize our Board of Directors to effect a reverse stock split of all outstanding shares of our Common Stock, at any ratio up to 1-for-100, in order to, among other reasons, assist the Company’s capital-raising efforts. Our Board of Directors believes that authorizing a higher ratio for the potential reverse split benefits the Company by allowing a reverse split to have a greater effect on the Company’s outstanding shares of common stock and, therefore, reducing the probability that a reverse split will again be necessary. The effect of this proposal would be solely to increase the authorized ratio of the reverse split and would not authorize the Board of Directors to effect more than one reverse split. If this proposal is approved, our Board of Directors would have the authority to effect one reverse stock split at any time during the Company’s 2014 fiscal year ending June 30, 2014. Our Board of Directors believes that approval of a proposal providing the Board of Directors with this generalized grant of authority with respect to setting the split ratio, rather than mere approval of a pre-defined reverse stock split, will give the Board of Directors the flexibility to set the ratio in accordance with current market conditions and therefore allow the Board of Directors to act in the best interests of the Company and our stockholders.

  If our stockholders grant the Board of Directors the authority to effect a reverse stock split, we would file a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Delaware Secretary of State to effect the proposed reverse stock split, in substantially the form attached to this proxy statement as Appendix A, the text of which may be altered for any changes required by the Delaware Secretary of State and changes deemed necessary or advisable by the Board of Directors. Our Board of Directors has approved and declared advisable the proposed Certificate of Amendment. If the proposed reverse stock split is implemented, then the number of issued and outstanding shares of our Common Stock would be reduced.

Purpose of Proposed Reverse Stock Split

The Board of Directors is proposing the reverse stock split in order to attempt to reduce the number of issued and outstanding shares and to increase the per share trading value of our Common Stock. Our Board of Directors believes that the reverse stock split would be beneficial in this regard because it would increase the price of our Common Stock and decrease the number of issued and outstanding shares of our Common Stock.

 An increase in the per share trading value of our Common Stock would be beneficial because it would:

•	improve the perception of our Common Stock as an investment security;
•	reset our stock price to more normalized trading levels in the face of potentially extended market dislocation;
•	appeal to a broader range of investors to generate greater investor interest in us; and
•	reduce stockholder transaction costs because investors would pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

An increase in the price of our Common Stock would assist the Company in regaining compliance with the listing standards of a national securities exchange, such as the NYSE MKT. A decrease in the number of issued and outstanding shares of our Common Stock would be beneficial for the Company because by doing so, we will have more shares available for future issuance for financing or strategic purposes. Specifically, as we are required to reserve for future issuance any shares underlying the Series A Preferred Stock, effecting a reverse stock split will reduce the number of issued and outstanding shares, thereby increasing the number of shares available for future issuance upon conversion of the Series A Preferred Stock (as further discussed below).

You should consider that, although our Board of Directors believes that a reverse stock split will in fact increase the price of our Common Stock, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment), the market price of a company's shares of common stock may in fact decline in value after a reverse stock split.  You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder's proportional ownership in our Company.  However, should the overall value of our Common Stock decline after the proposed reverse stock split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

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Potential Effects of the Proposed Reverse Stock Split

The immediate effect of a reverse stock split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock. Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s Common Stock following a reverse stock split declines. We cannot assure you that the trading price of our Common Stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

Examples of Potential Reverse Stock Split at Various Ratios. The table below provides examples of reverse stock splits at various ratios up to 1-for-100:

Shares outstanding at July 2, 2013	Reverse Stock Split Ratio	Shares outstanding after Reverse Stock Split	Reduction in Shares Outstanding
227,206,174	1-for-2	113,603,087	50%
227,206,174	1-for-5	45,441,235	80%
227,206,174	1-for-10	2,272,062	90%
227,206,174 227,206,174 227,206,174	1-for-20 1-for-50 1-for-100	11,360,309 4,544,123 2,272,062	95% 98% 99%

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders.  If we implement a reverse stock split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse stock split by the appropriate ratio and then rounding down to the nearest whole share. We would pay cash to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the reverse stock split, as described in further detail below. The reverse stock split would not affect any stockholder's percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash.

Effect on Restricted Stock Units, Warrants, Series A Convertible Preferred Stock.  In addition, we would adjust all outstanding shares of any restricted stock units, warrants and preferred stock entitling the holders to purchase shares of our Common Stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each instrument, and would increase the exercise price in accordance with the terms of each instrument and based on the 1-for-2, up to 1-for-100 ratio of the reverse stock split (i.e., the number of shares issuable under such securities would decrease by 50%, up to 99%, respectively, and the exercise price per share would be multiplied by 2, up to 100, respectively). Also, we would reduce the number of shares reserved for issuance under our existing 2008 Incentive Compensation Plan proportionately based on the ratio of the reverse stock split. A reverse stock split would not otherwise affect any of the rights currently accruing to holders of our Common Stock or warrants exercisable for our Common Stock.

Other Effects on Outstanding Shares. If we implement a reverse stock split, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the reverse stock split. Each share of our Common Stock issued following the reverse stock split would be fully paid and nonassessable.

The reverse stock split would result in some stockholders owning "odd-lots" of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

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Our Common1 Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed reverse stock split would not affect the registration of our Common Stock under the Securities Exchange Act.

Authorized Shares of Stock

The reverse stock split would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock. We will not change the number of shares of Common Stock currently authorized.  However, upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of the reverse stock split.

As of July 2, 2013, we had (i) 500,000,000 shares of authorized Common Stock, of which 227,206,174 shares of Common Stock, par value $0.01 per share, were issued and outstanding, and (ii) 5,000,000 shares of authorized preferred stock of which 800 shares of Series A Preferred Stock, par value $0.01 per share, were issued and outstanding. If we issue additional shares, the ownership interest of holders of Common Stock will be diluted.

We will reserve for issuance any authorized but unissued shares of Common Stock that would be made available as a result of the proposed reverse stock split.

We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares that will be available following the reverse stock split.

Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates

If stockholders approve the proposal, we will file with the Delaware Secretary of State a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, as amended. The reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

Upon a reverse stock split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following any reverse stock split, stockholders holding physical certificates must exchange those certificates for new certificates and a cash payment in lieu of any fractional shares.

Our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Fractional Shares

We would not issue fractional shares in connection with the reverse stock split.  Instead, any fractional share resulting from the reverse stock split because the stockholder owns a number of shares not evenly divisible by the ratio would instead receive cash upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our Common Stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our Common Stock on the trading day immediately preceding the effective date of the reverse stock split. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.

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No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Amended and Restated Certificate of Incorporation, as amended, or by-laws with respect to the reverse stock split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

Accounting Consequences

The par value of our Common Stock would remain unchanged at $0.01 per share after the reverse stock split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the reverse stock split to holders of our shares. This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as financial institutions, dealers in securities, insurance companies, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the reverse stock split to holders may vary depending upon a holder’s particular facts and circumstances.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the reverse stock split.

Except as described below with respect to cash received in lieu of fractional shares, the receipt of Common Stock in the reverse stock split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the Common Stock received by a holder as a result of the reverse stock split (including the basis of any fractional share to which a holder is entitled) will be equal to the aggregate basis of the existing Common Stock exchanged for such stock. A holder’s holding period for the Common Stock received in the reverse stock split will include the holding period of the Common Stock exchanged therefor.

A holder who receives cash in lieu of a fractional share of Common Stock will be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A holder generally will recognize capital gain or loss on such deemed redemption in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional share.

Required Vote

The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment. Therefore, abstentions and broker non-votes will have the same effect as votes against this Proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO AUTHORIZE OUR BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our common stock is the only class of stock entitled to vote at the Meeting. Only our stockholders of record as of the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting. As of the Record Date, there were [224] holders of record of our common stock, and we had outstanding 227,206,174 shares of our common stock and each outstanding share is entitled to one (1) vote at the Meeting. The following table sets forth certain information, as of the Record Date, with respect to holdings of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our common stock outstanding as of such date; (ii) each of our directors, which includes all nominees, and our named executive officers; and (iii) all of our directors and our current executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
(i) Certain Beneficial Owners:
Paul E. Klaver 134 Columbia Street W Unit 18 Waterloo, Ontario N2L 3K8	21,531,857	(4)	9.3%

(ii) Directors (which includes all nominees), Named Executive Officers and Chief Executive Officer:
Harlan W. Waksal, M.D.	5,798,263	(5)	2.5%
John N. Braca	1,614,207	(6)	*
Jack Van Hulst	1,533,233	(7)*	*
Christopher Forbes	17,617,733	(8)	7.6%
Warren J. Isabelle	490,792	(9)*	*
Thomas C. Quick	2,096,767	(10)	*
David Rector	1,913,592	(11)	*
Rudolf Stalder	3,034,727	(12)	1.3%
John E. Thompson, Ph.D.	1,316,212	(13)	*
Joel P. Brooks	866,517	(14)	*
Richard Dondero	998,566	(15)	*
Leslie J. Browne, Ph.D.	1,621,685	(16)	*
(iii) All Directors and current executive officers as a group (12 persons)	38,902,294	(17)	15.7%

____________

* Less than 1%

(1)	Unless otherwise provided, all addresses should be care of Senesco Technologies, Inc., 721 Route 202/206, Suite 130, Bridgewater, New Jersey 08807.

(2)	Except as otherwise indicated, all shares of common stock are beneficially owned and sole investment and voting power is held by the persons named.

(3)	Applicable percentage of ownership is based on 227,206,174 shares of our common stock outstanding as of July 2, 2013, plus any common stock equivalents and options or warrants held by such holder which are presently or will become exercisable within sixty (60) days after July 2, 2013.

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(4)	Includes 4,423,077 shares of common stock issuable pursuant to presently exercisable warrants Also includes 6,666,667 shares of common stock issuable pursuant to the conversion of convertible preferred stock at a conversion rate of $0.03..

(5)	Includes 2,992,513 shares of common stock issuable pursuant to presently exercisable warrants and options or options which will become exercisable within sixty (60) days after July 2, 2013. Excludes 366,247 shares of common stock issuable pursuant to options which become exercisable after sixty (60) days from July 2, 2013.

(6)	Includes 1,476,243 shares of common stock issuable pursuant to presently exercisable warrants and options or options which will become exercisable within sixty (60) days after July 2, 2013. Excludes 147,000 shares of common stock issuable pursuant to options which become exercisable after sixty (60) days from July 2, 2013.

(7)	Includes 1,493,165 shares of common stock issuable pursuant to presently exercisable warrants and options or options which will become exercisable within sixty (60) days after July 2, 2013. Excludes 120,610 shares of common stock issuable pursuant to options which become exercisable after sixty (60) days from July 2, 2013.

(8)	Includes 4,860,415 shares of common stock issuable pursuant to presently exercisable warrants and options or options which will become exercisable within sixty (60) days after July 2, 2013. Excludes 126,000 shares of common stock issuable pursuant to options which become exercisable after sixty (60) days from July 2, 2013.

(9)	Includes 389,028 shares of common stock issuable pursuant to presently exercisable warrants and options or options which will become exercisable within sixty (60) days after July 2, 2013. Excludes 105,000 shares of common stock issuable pursuant to options which become exercisable after sixty (60) days from July 2, 2013.

(10)	Represents 675,173 shares of common stock and 14,097 shares of common stock issuable pursuant to warrants issued to Thomas C. Quick Charitable Foundation, of which Mr. Quick is the sole trustee. Represents 139,734 shares of common stock and 1,267,763 shares of common stock issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after July 2, 2013 issued to Thomas C. Quick. Excludes 105,000 shares of common stock issuable pursuant to options which become exercisable after sixty (60) days from July 2, 2013.

(11)	Includes 1,560,807 shares of common stock issuable pursuant to presently exercisable warrants and options or options which will become exercisable within sixty (60) days after July 2, 2013. Excludes 147,000 shares of common stock issuable pursuant to options which become exercisable after sixty (60) days from July 2, 2013.

(12)	Includes 1,980,789 shares of common stock issuable pursuant to presently exercisable warrants and options or options which will become exercisable within sixty (60) days after July 2, 2013. Excludes 261,250 shares of common issuable pursuant to options which become exercisable after sixty (60) days from July 2, 2013.

(13)	Represents 572,000 shares of common stock held by 2091794 Ontario Ltd., of which Dr. Thompson is the sole owner, and 744,212 shares of common stock issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after July 2, 2013 issued to John E. Thompson, Ph.D. Excludes 1,059,064 shares of common issuable pursuant to options which become exercisable after sixty (60) days from July 2, 2013.

(14)	Includes 815,642 shares of common stock issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after July 2, 2013. Excludes 961,558 shares of common stock issuable pursuant to options which become exercisable after sixty (60) days from July 2, 2013.

(15)	Includes 998,566 shares of common stock issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after July 2, 2013. Excludes 961,558 shares of common stock issuable pursuant to options which become exercisable after sixty (60) days from July 2, 2013.

6

(16)	Includes 1,572,685 shares of common stock issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after July 2, 2013. Excludes 1,885,865 shares of common stock issuable pursuant to options which become exercisable after sixty (60) days from July 2, 2013.

(17)	See Notes 5 through 16.

7

STOCKHOLDERS’ PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the Securities and Exchange Commission. Any proposal that an eligible stockholder wishes to submit for inclusion in our proxy statement must advise our Secretary of such proposals in writing by August 6, 2013. Such proposal will be included if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements.

Stockholders who intend to submit a proposal at such meeting without inclusion in our proxy statement must advise our Secretary of such proposals in writing by September 20, 2013.

If we do not receive notice of a stockholder proposal within the timeframes set forth above, our management will use its discretionary authority to vote the shares they represent, as our board of directors may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one (1) copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy statement to you if you call or write us at the following address or phone number: Senesco Technologies, Inc., 721 Route 202/206, Suite 130, Bridgewater, NJ, 08807 (908) 864-4444. If you want to receive separate copies of the proxy statement (and any other documents sent therewith) in the future or if you are receiving multiple copies and would like to receive only one (1) copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL

The accompanying proxy is solicited by and on behalf of our board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. Our officers and selected employees may solicit proxies from stockholders. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2012, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON JULY 2, 2013 AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO OUR SECRETARY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

8

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE OR VOTE VIA TELEPHONE OR THE INTERNET. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

/s/ Joel Brooks

Joel Brooks
Secretary

Bridgewater, New Jersey

July 17, 2013

9

Appendix A

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SENESCO TECHNOLOGIES, INC.

Pursuant to Sections 228 and 242

of the

Delaware General Corporation Law

Senesco Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”);

DOES HEREBY CERTIFY THAT:

FIRST: The name of the corporation (hereinafter, the “Corporation”) is:

Senesco Technologies, Inc.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on January 22, 2007 (the “Restated Certificate”), a Certificate of Amendment of the Restated Certificate was filed with the office of the Secretary of State of Delaware on each of December 13, 2007, September 22, 2009, May 25, 2010, December 22, 2011 and April 1, 2013 and two Certificates of Designations were filed with the office of the Secretary of State of Delaware on March 31, 2010 (the “Amendment” together with the Restated Certificate, the “Charter”).

THIRD: The Charter is hereby amended as follows:

(a) Article FOURTH of the Charter is hereby supplemented by addition of the following:

“Effective as of the close of business on the day that the Certificate of Amendment which contains this provision shall be effective with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), each 100 shares of Common Stock issued and outstanding at such time (“Existing Common Stock”) shall be and hereby are automatically reclassified and changed into one share of Common Stock (“New Common Stock”), provided that no fractional shares of New Common Stock shall be issued, and in lieu of a fractional share of New Common Stock to which any holder is entitled, such holder shall receive a cash payment in an amount to be determined by multiplying the fractional share by the fair market value of a share of New Common Stock at the Effective Time (the “Reverse Split”).  Shares of Common Stock that were outstanding prior to the Effective Time, and that are not outstanding after and as a result of the Reverse Split, shall resume the status of authorized but unissued shares of Common Stock.

“From and after the Effective Time, the term “New Common Stock” as used in this Article IV shall mean Common Stock as provided in this Amended and Restated Certificate of Incorporation.  The par value of the New Common Stock shall be $0.01 per share.”

1

FOURTH: That the foregoing amendments have been duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

FIFTH: This Certificate of Amendment shall be deemed effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been duly executed by the undersigned officer of the Corporation this [__] day of [___], 2013.

SENESCO TECHNOLOGIES, INC.

By:

Name: Joel Brooks

Title: Chief Financial Officer, Treasurer and Secretary

2

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. Even if you consent to recieve or access proxy materials electronically in future years, the Company may still decide to send such proxy materials via mail if it deems fit.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000182570_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

SENESCO TECHNOLOGIES, INC.
Special Meeting of Stockholders
August 22, 2013 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Leslie J. Browne, Ph.D. and Joel Brooks, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Senesco Technologies, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the New York offices of Morgan, Lewis & Bockius LLP at 101 Park Avenue, New York, NY 10178 on August 22, 2013, at 10:00 A.M, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposal.

Continued and to be signed on reverse side

0000182570_2 R1.0.0.51160